UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2003

TICKETS.COM, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-27893 (Commission File Number)	06-1424841 (IRS Employer Identification No.)

555 Anton Boulevard, 11th Floor, Costa Mesa, CA (Address of Principal Executive Offices)	92626 (Zip Code)

Registrant’s Telephone Number, including Area Code: (714) 327-5400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     Pursuant to a letter agreement (the “Agreement”) dated July 20, 2001, between Brobeck, Phleger & Harrison, LLP (“Brobeck”), a law firm now in dissolution, and Tickets.com, Inc. (the “Company”), Brobeck agreed to change the terms of their representation of the Company in the litigation captioned Ticketmaster Corporation and Ticketmaster OnLine-City Search, Inc. vs. Tickets.com, Inc., Case No. 99-076754 HLH, currently pending in the United States District Court for the Central District of California (the “Litigation”), from a straight hourly fee arrangement to a contingency fee arrangement. By letter dated February 14, 2003, the Company was advised by Brobeck that Brobeck was in dissolution, and further, that notwithstanding the Company’s request, Brobeck could not and would not provide continued representation. In a subsequent letter dated March 3, 2003, Brobeck advised the Company that it intended to withdraw from its representation of the Company in the Litigation, although to date it has not done so. This letter also notified the Company of a claim for approximately $8 million under the Agreement as a result of Brobeck’s alleged right to convert their fee arrangement from a contingency (where payment of fees depends on a recovery of some sort) to payment on an hourly basis for their services regardless of the outcome. At the same time, Brobeck demanded that the Company submit to an expedited binding arbitration proceeding within 45 days and deposit in excess of $12 million in escrow by March 10, 2003 under the terms of the Agreement. Brobeck further claims that under the Agreement, the arbitrator must award Brobeck no less than 50%, nor more than 250%, of its hourly fees. The Company has advised Brobeck that it does not believe Brobeck is entitled to any fee and that it has no right to demand binding arbitration of the fee dispute.

     The Company vehemently believes that the Agreement does, and was always intended to, provide for a contingency arrangement with respect to Brobeck’s services and that Brobeck is not entitled to any payment of fees absent a recovery by the Company pursuant to the Litigation. In addition to the above, the Company intends to vigorously assert several other defenses to Brobeck’s claim, including that the Agreement or provisions thereof are unconscionable and void as against public policy and that Brobeck’s dissolution and refusal to continue to provide representation, in advance of any notification by Brobeck of intent to withdraw, constitutes, among other things, an anticipatory breach and repudiation of the Agreement. However, if it is ultimately determined that the Company is obligated to pay the full amount of Brobeck’s claim, or even a significant portion thereof, in the absence of acceptable payment terms, the Company is unlikely to have cash adequate to satisfy the obligation, and it will be required to explore alternatives, including seeking protection under applicable bankruptcy laws.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

     10.1 Letter agreement dated July 20, 2001 between the Company and Brobeck, Phleger & Harrison, LLP.

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SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2003	TICKETS.COM, INC.
	By:	/s/ Eric P. Bauer

Eric P. Bauer Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Letter agreement dated July 20, 2001 between the Company and Brobeck, Phleger & Harrison, LLP

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